EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report on Form 11-K for the transition period ended December 31, 2002 of The Hartford Investment and Savings Plan (the "Plan"), filed with the Securities and Exchange Commission on June 30, 2003 (the "Report"), the undersigned fiduciary hereby certifies, pursuant to 18 U.S.C.
Section 1350 as enacted by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)    The Report  fully  complies  with the  requirements  of  Section  13(a) or
Section 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


      THE HARTFORD INVESTMENT AND SAVINGS PLAN


      /s/  DAVID M. JOHNSON
      --------------------------------------------------------------------------
      Name:       David M. Johnson
      Title:      Chairperson of the Pension Fund Trust and Investment Committee
      Date:       June 30, 2003


A signed original of this written statement required by Section 906 has been provided to The Hartford Financial Services Group, Inc. and will be retained by The Hartford Financial Services Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.